Issuer Free Writing Prospectus Filed pursuant to Rule 433(d) American Airlines, Inc. Registration No. 333-236503-01 October 27, 2021 Pass Through Certificates, Series 2021-1 Investor Presentation October 27, 2021 1

Cautionary Statement Regarding Forward-Looking Statements and Information AmericanAirlines Group Inc. and its direct wholly-owned subsidiary AmericanAirlines, Inc. are collectively referred to herein as the Company”. This document includes forward-looking statements within the meaning of the Private Securities Litigation ReformAct of 1995, Section 27Aof the SecuritiesAct of 1933, as amended (“the SecuritiesAct”) and section 21E of the Securities and ExchangeAct of 1934, as amended (the “ExchangeAct”). These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, estimates, expectations, and intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (especially in Part I, Item 1A, Risk Factors and Part II, Item 7 Management’s Discussion andAnalysis of Financial Condition and Results of Operations), in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 (especially in Part II, Item 1A, Risk Factors and Part I, Item 2, Management's Discussion andAnalysis of Financial Condition and Results of Operations), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”). There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and our financial position and operating results in particular have been material, are changing rapidly, and cannot be predicted. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law.Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. This Investor Presentation highlights basic information about the issuer and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. (“Deutsche Bank”) toll free at 1 (800) 503-4611, Citigroup Global Markets Inc., (“Citigroup”) toll-free at 1 (800) 945-0258 or Goldman Sachs & Co. LLC (“Goldman”) toll free at 1 (201) 793-5170 2Cautionary Statement Regarding Forward-Looking Statements and Information AmericanAirlines Group Inc. and its direct wholly-owned subsidiary AmericanAirlines, Inc. are collectively referred to herein as the Company”. This document includes forward-looking statements within the meaning of the Private Securities Litigation ReformAct of 1995, Section 27Aof the SecuritiesAct of 1933, as amended (“the SecuritiesAct”) and section 21E of the Securities and ExchangeAct of 1934, as amended (the “ExchangeAct”). These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, estimates, expectations, and intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (especially in Part I, Item 1A, Risk Factors and Part II, Item 7 Management’s Discussion andAnalysis of Financial Condition and Results of Operations), in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 (especially in Part II, Item 1A, Risk Factors and Part I, Item 2, Management's Discussion andAnalysis of Financial Condition and Results of Operations), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”). There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and our financial position and operating results in particular have been material, are changing rapidly, and cannot be predicted. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law.Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. This Investor Presentation highlights basic information about the issuer and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. (“Deutsche Bank”) toll free at 1 (800) 503-4611, Citigroup Global Markets Inc., (“Citigroup”) toll-free at 1 (800) 945-0258 or Goldman Sachs & Co. LLC (“Goldman”) toll free at 1 (201) 793-5170 2

1. EETC Overview1. EETC Overview

Transaction Overview • American Airlines, Inc. (“American”) intends to raise $202,065,000 through the offering of Pass Through Enhanced Equipment Trust Certificates, Series 2021-1B (the “Certificates” or “AAL 2021-1”) – American previously issued $757,825,000 aggregate face amount of Pass Through Certificates, Series 2021-1 Class A, on October 25, 2021. The Series 2021-1 Class A Certificates are not being offered in this transaction – The Class B face amount of $202,065,000 • The Equipment Notes underlying the Certificates will have the benefit of a security interest in 26 aircraft – Twenty-One (21) Airbus A321-253NX (“A321neo”) aircraft currently scheduled to be delivered to American between January 2022 and September 2022 – Five (5) Embraer ERJ 175 LR (“ERJ 175 LR”) aircraft delivered new to American between October 2020 and December 2020 • The Certificates offered in the transaction will consist of one tranche of amortizing debt: – Class B junior tranche amortizing over 8.7 years with a 67.5% / 67.5% Initial / Maximum Loan-to-Value (“LTV”) ratio • The transaction’s legal structure will include: – There are no changes to the structure and terms of the AAL 2021-1 Class A – Standard cross-collateralization, cross-default, and minimum sale price provisions, as well as buy-out rights for junior Certificateholders – Liquidity facilities covering three successive semi-annual interest payments on the Certificates – Interest on Eligible Pool Balance of the Class B Certificates is paid ahead of principal on the Class A Certificates – American may, at any time, substitute any Aircraft for a similar class of aircraft (i.e. narrowbody for narrowbody), so long as certain conditions are satisfied – Controlling Party must meet commercial reasonableness standard when disposing of any collateral post-default, and will be prohibited from agreeing on breakup fees with potential disposition sale counterparties • American will retain the right to issue subordinated tranches on or after the Issuance Date • Deutsche Bank, Citigroup, and Goldman Sachs will act as Joint Structuring Agents and Joint Lead Bookrunners • SMBC will act as Depositary through its New York branch • Credit Agricole will act as Liquidity Facility Provider 4Transaction Overview • American Airlines, Inc. (“American”) intends to raise $202,065,000 through the offering of Pass Through Enhanced Equipment Trust Certificates, Series 2021-1B (the “Certificates” or “AAL 2021-1”) – American previously issued $757,825,000 aggregate face amount of Pass Through Certificates, Series 2021-1 Class A, on October 25, 2021. The Series 2021-1 Class A Certificates are not being offered in this transaction – The Class B face amount of $202,065,000 • The Equipment Notes underlying the Certificates will have the benefit of a security interest in 26 aircraft – Twenty-One (21) Airbus A321-253NX (“A321neo”) aircraft currently scheduled to be delivered to American between January 2022 and September 2022 – Five (5) Embraer ERJ 175 LR (“ERJ 175 LR”) aircraft delivered new to American between October 2020 and December 2020 • The Certificates offered in the transaction will consist of one tranche of amortizing debt: – Class B junior tranche amortizing over 8.7 years with a 67.5% / 67.5% Initial / Maximum Loan-to-Value (“LTV”) ratio • The transaction’s legal structure will include: – There are no changes to the structure and terms of the AAL 2021-1 Class A – Standard cross-collateralization, cross-default, and minimum sale price provisions, as well as buy-out rights for junior Certificateholders – Liquidity facilities covering three successive semi-annual interest payments on the Certificates – Interest on Eligible Pool Balance of the Class B Certificates is paid ahead of principal on the Class A Certificates – American may, at any time, substitute any Aircraft for a similar class of aircraft (i.e. narrowbody for narrowbody), so long as certain conditions are satisfied – Controlling Party must meet commercial reasonableness standard when disposing of any collateral post-default, and will be prohibited from agreeing on breakup fees with potential disposition sale counterparties • American will retain the right to issue subordinated tranches on or after the Issuance Date • Deutsche Bank, Citigroup, and Goldman Sachs will act as Joint Structuring Agents and Joint Lead Bookrunners • SMBC will act as Depositary through its New York branch • Credit Agricole will act as Liquidity Facility Provider 4

2021-1 EETC Structural Summary Class A Class B Initial Face Amount $757,825,000 $202,065,000 Ratings Baa1 / A- / A Baa3 / BB+ / BB+ (Moodys / S&P / Fitch) 1 Initial LTV / Maximum LTV 53.5% / 53.5% 67.5% / 67.5% Expected Tenor 12.7 years 8.7 years Weighted Average Life 9.0 years 6.0 years Regular Distribution Dates January 11 and July 11 January 11 and July 11 2 Final Expected Distribution Dates July 11, 2034 July 11, 2030 3 Final Legal Distribution Dates January 11, 2036 January 11, 2032 Section 1110 Protected Yes Yes Liquidity Facility Three Semi-Annual Interest Payments Proceeds from the issuance will be held in escrow with the Depositary and withdrawn to Depositary purchase Equipment Notes as the aircraft are financed 1. Initial and Max Loan to Value ratios (“LTV”) are calculated as of January 11, 2023, the first regular distribution date after all aircraft are currently scheduled to have been delivered, and are based on certain appraised values of each aircraft and depreciation assumptions. 2. Each series of Equipment Notes will mature on the Final Expected Distribution Date for the related class of Certificates 3. The Final Legal Distribution Date for each of the Class A Certificates and Class B Certificates is the date that is 18 months after the Final Expected Distribution Date for that class of Certificates, which represents the period 5 corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments2021-1 EETC Structural Summary Class A Class B Initial Face Amount $757,825,000 $202,065,000 Ratings Baa1 / A- / A Baa3 / BB+ / BB+ (Moodys / S&P / Fitch) 1 Initial LTV / Maximum LTV 53.5% / 53.5% 67.5% / 67.5% Expected Tenor 12.7 years 8.7 years Weighted Average Life 9.0 years 6.0 years Regular Distribution Dates January 11 and July 11 January 11 and July 11 2 Final Expected Distribution Dates July 11, 2034 July 11, 2030 3 Final Legal Distribution Dates January 11, 2036 January 11, 2032 Section 1110 Protected Yes Yes Liquidity Facility Three Semi-Annual Interest Payments Proceeds from the issuance will be held in escrow with the Depositary and withdrawn to Depositary purchase Equipment Notes as the aircraft are financed 1. Initial and Max Loan to Value ratios (“LTV”) are calculated as of January 11, 2023, the first regular distribution date after all aircraft are currently scheduled to have been delivered, and are based on certain appraised values of each aircraft and depreciation assumptions. 2. Each series of Equipment Notes will mature on the Final Expected Distribution Date for the related class of Certificates 3. The Final Legal Distribution Date for each of the Class A Certificates and Class B Certificates is the date that is 18 months after the Final Expected Distribution Date for that class of Certificates, which represents the period 5 corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments

Key Structural Elements Cross-Collateralization and Cross-Default • The Equipment Notes will be cross-collateralized by all aircraft • All indentures will include cross-default provisions Buyout Rights • After a Certificate Buyout Event, subordinate Certificate holders have the right to purchase all (but not less than all) of the senior Certificates at par plus accrued and unpaid interest • No buyout right during the 60-day Section 1110 period • No Equipment Note buyout rights Waterfall • Interest on Eligible Pool Balance of the Class B Certificates is paid ahead of principal on the Class A Certificates Requirements for Exercise of Remedies • Standard limitations on Controlling Parties’ ability to exercise remedies, consistent with recent EETCs issued by American • Dispositions of collateral expressly required to be executed in a commercially reasonable manner pursuant to Article 9 of the United States Uniform Commercial Code (“UCC”) Substitution Rights • For A321neos, American may, at any time, substitute any airframe for an airframe of the same model, without Rating Agency Confirmation • For other aircraft manufacturers to substitute for an A321neo, Rating Agency Confirmation is required – No widebody aircraft can be subbed in for an A321neo, or any other narrowbody aircraft – No regional jet can be subbed in for an A321neo, or any other narrowbody aircraft • Substitute aircraft must have a date of manufacture no earlier than one vintage year prior to the date of manufacture of the released aircraft • Substitute aircraft must have an appraised current market value (adjusted for its maintenance status) not less than that of the released aircraft Threshold Rating Criteria for Liquidity Provider • Downgrade drawing mechanics consistent with recent EETCs issued by American Threshold Rating Criteria for Depositary • Replacement mechanics consistent with recent EETCs issued by American Additional Certificates • American has the right to issue additional subordinated classes of Certificates on or after the Issuance Date 6Key Structural Elements Cross-Collateralization and Cross-Default • The Equipment Notes will be cross-collateralized by all aircraft • All indentures will include cross-default provisions Buyout Rights • After a Certificate Buyout Event, subordinate Certificate holders have the right to purchase all (but not less than all) of the senior Certificates at par plus accrued and unpaid interest • No buyout right during the 60-day Section 1110 period • No Equipment Note buyout rights Waterfall • Interest on Eligible Pool Balance of the Class B Certificates is paid ahead of principal on the Class A Certificates Requirements for Exercise of Remedies • Standard limitations on Controlling Parties’ ability to exercise remedies, consistent with recent EETCs issued by American • Dispositions of collateral expressly required to be executed in a commercially reasonable manner pursuant to Article 9 of the United States Uniform Commercial Code (“UCC”) Substitution Rights • For A321neos, American may, at any time, substitute any airframe for an airframe of the same model, without Rating Agency Confirmation • For other aircraft manufacturers to substitute for an A321neo, Rating Agency Confirmation is required – No widebody aircraft can be subbed in for an A321neo, or any other narrowbody aircraft – No regional jet can be subbed in for an A321neo, or any other narrowbody aircraft • Substitute aircraft must have a date of manufacture no earlier than one vintage year prior to the date of manufacture of the released aircraft • Substitute aircraft must have an appraised current market value (adjusted for its maintenance status) not less than that of the released aircraft Threshold Rating Criteria for Liquidity Provider • Downgrade drawing mechanics consistent with recent EETCs issued by American Threshold Rating Criteria for Depositary • Replacement mechanics consistent with recent EETCs issued by American Additional Certificates • American has the right to issue additional subordinated classes of Certificates on or after the Issuance Date 6

2. Company Update2. Company Update

Confidential American Airlines at a Glance $3.4bn Domestic Hub Locations $17.9bn Undrawn Revolver Q3 2021 Ending Liquidity Capacity Fully Available Chicago, IL New York, NY Philadelphia, PA Washington, D.C. ~$8.4bn ~$3.8bn Los Angeles, CA Available First Lien Capacity 1 Dallas / Fort Worth, TX Unencumbered Assets Charlotte, NC Under Existing Financings Phoenix, AZ Miami, FL ~$15bn+ $950mil Committed Debt Reduction Over Spare Parts Term Loan Repaid in Q3 2021, Kickstarting Deleveraging the Next 5 Years Served in 2019 over 365+ destinations and 6,800 flights per 2 day ~11 years 61 bn Average Fleet Age: Youngest ASMs Flown in Q3 2021, American is the largest airline in the world based on Revenue Fleet of US Network Carriers More Than Any Other U.S. Airline Passenger Miles 8 1 Based on most recent appraised values and, for some assets, company estimates 2 Assumes normalized capacity; capacity was significantly reduced in 2020 in response to COVID-19

Confidential American Airlines Credit Strengths AA Liquidity • Commenced deleveraging actions, prepaying $950M spare parts term loan (April 2023 maturity) and $21.3B $17.9B the airline’s targeting best credit metrics since merger by 2025 Proactive Balance $17.3B $14.3B • Robust liquidity position pre-COVID was bolstered by aggressive cost reduction, strategic liquidity $13.6B Sheet $10.2B raises, and government support Management • Balance sheet is flexible, amortizing, and cost efficient: more than 30% is prepayable, the overall cost of debt is under 4.5%, and the next significant non-aircraft maturity is June 2022 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 • Accelerated retirements of ~150 aircraft reduced fleet complexity resulting in maintenance expense Youngest & savings, higher aircraft utilization, and crew scheduling efficiencies Efficient • At an average age of 11 years, American’s mainline fleet is the youngest of major network U.S. airlines Fleet requiring lower future fleet investment Enhanced • $1.3 billion in permanent non-volume cost reductions, having reduced 2020 operating and capital Operating expenses by $17 billion during COVID-19, will transform American into a more efficient airline while Efficiency continuing to drive operational excellence and connectivity across its large domestic hub network • Outperforming other network carriers given super hubs in DFW and CLT as well as Sunbelt locations in MIA and PHX Unique • Innovative codeshare agreements and network partnerships, driving revenue generation with less Network Strength invested capital • New partnerships with Alaska and JetBlue to enhance East and West coast connectivity 9Confidential American Airlines Credit Strengths AA Liquidity • Commenced deleveraging actions, prepaying $950M spare parts term loan (April 2023 maturity) and $21.3B $17.9B the airline’s targeting best credit metrics since merger by 2025 Proactive Balance $17.3B $14.3B • Robust liquidity position pre-COVID was bolstered by aggressive cost reduction, strategic liquidity $13.6B Sheet $10.2B raises, and government support Management • Balance sheet is flexible, amortizing, and cost efficient: more than 30% is prepayable, the overall cost of debt is under 4.5%, and the next significant non-aircraft maturity is June 2022 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 • Accelerated retirements of ~150 aircraft reduced fleet complexity resulting in maintenance expense Youngest & savings, higher aircraft utilization, and crew scheduling efficiencies Efficient • At an average age of 11 years, American’s mainline fleet is the youngest of major network U.S. airlines Fleet requiring lower future fleet investment Enhanced • $1.3 billion in permanent non-volume cost reductions, having reduced 2020 operating and capital Operating expenses by $17 billion during COVID-19, will transform American into a more efficient airline while Efficiency continuing to drive operational excellence and connectivity across its large domestic hub network • Outperforming other network carriers given super hubs in DFW and CLT as well as Sunbelt locations in MIA and PHX Unique • Innovative codeshare agreements and network partnerships, driving revenue generation with less Network Strength invested capital • New partnerships with Alaska and JetBlue to enhance East and West coast connectivity 9

Confidential Strong Liquidity Position • American has had a long standing view that a robust liquidity balance should be maintained to ensure the Company could sustain a substantial shock in light of the Company’s debt position • Since the start of the COVID pandemic, the Company has bolstered liquidity through strategic debt and equity transactions as well as financial assistance through US Government Payroll Support Programs • In the near term, the Company plans to keep liquidity at elevated levels, but expects to step down target liquidity to approximately $10 billion to $12 billion once the recovery has taken hold in 2022 1 Total available liquidity $21.3B $17.9B $17.3B $14.3B $13.6B $10.2B $6.8B 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 10 1 Total available liquidity is defined as unrestricted cash and marketable securities plus available undrawn revolver capacity and other undrawn facilities.Confidential Strong Liquidity Position • American has had a long standing view that a robust liquidity balance should be maintained to ensure the Company could sustain a substantial shock in light of the Company’s debt position • Since the start of the COVID pandemic, the Company has bolstered liquidity through strategic debt and equity transactions as well as financial assistance through US Government Payroll Support Programs • In the near term, the Company plans to keep liquidity at elevated levels, but expects to step down target liquidity to approximately $10 billion to $12 billion once the recovery has taken hold in 2022 1 Total available liquidity $21.3B $17.9B $17.3B $14.3B $13.6B $10.2B $6.8B 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 10 1 Total available liquidity is defined as unrestricted cash and marketable securities plus available undrawn revolver capacity and other undrawn facilities.

Confidential Clear Path to Deleveraging • American is committed to repay ~$15bn+ of total debt over the next five years 2 between scheduled amortization (net of new financings) and discretionary Debt Profile ($M) prepayments 30% of long term debt is Over three quarters of AA long • Balance sheet deleveraging will be funded through excess cash above target prepayable without penalty term debt is amortizing 1 liquidity levels Prepayable 31% Amortizing 76% New Scheduled Financings Amortization Current Total Debt Discretionary Prepayments Pro Forma Total Debt ~$15bn+ Debt Reduction over the next 5 years 11 1 Approximately $650M of common stock authorized for issuance under current ATM program 2 Long term debt as of 6/30/2021 adjusted for $950M Spare Parts Term Loan paid down in July; excludes operating lease liability and pension liabilityConfidential Clear Path to Deleveraging • American is committed to repay ~$15bn+ of total debt over the next five years 2 between scheduled amortization (net of new financings) and discretionary Debt Profile ($M) prepayments 30% of long term debt is Over three quarters of AA long • Balance sheet deleveraging will be funded through excess cash above target prepayable without penalty term debt is amortizing 1 liquidity levels Prepayable 31% Amortizing 76% New Scheduled Financings Amortization Current Total Debt Discretionary Prepayments Pro Forma Total Debt ~$15bn+ Debt Reduction over the next 5 years 11 1 Approximately $650M of common stock authorized for issuance under current ATM program 2 Long term debt as of 6/30/2021 adjusted for $950M Spare Parts Term Loan paid down in July; excludes operating lease liability and pension liability

Confidential Recovery Timeline 2019 Revenue Components • Domestic leisure and short-haul international have fully recovered Domestic Leisure 20% • Long-haul international traffic is showing meaningful signs of 45% Short-Haul Intl recovery; supported by recent re-opening announcement of US 25% bound travel Domestic Business Long-Haul Intl 10% Current Status Revenue Long-Haul International • Travel unlocks with wider vaccine Domestic Business distribution, relaxation of Basis of early government and corporate travel recovery path Short-Haul • Requires relaxation of corporate restrictions International travel restrictions, • Requires countries to relax • Green shoots reappearing international travel restrictions Domestic Leisure • Similar trends as domestic following delta variant softness leisure and as vaccinations continue to • Continued efforts by travel • Particular strength in increase beach/ski destinations industry to meet entry • Expanding now as requirements vaccinations increase Recovery Timeline 12Confidential Recovery Timeline 2019 Revenue Components • Domestic leisure and short-haul international have fully recovered Domestic Leisure 20% • Long-haul international traffic is showing meaningful signs of 45% Short-Haul Intl recovery; supported by recent re-opening announcement of US 25% bound travel Domestic Business Long-Haul Intl 10% Current Status Revenue Long-Haul International • Travel unlocks with wider vaccine Domestic Business distribution, relaxation of Basis of early government and corporate travel recovery path Short-Haul • Requires relaxation of corporate restrictions International travel restrictions, • Requires countries to relax • Green shoots reappearing international travel restrictions Domestic Leisure • Similar trends as domestic following delta variant softness leisure and as vaccinations continue to • Continued efforts by travel • Particular strength in increase beach/ski destinations industry to meet entry • Expanding now as requirements vaccinations increase Recovery Timeline 12

Confidential Revenue Performance vs. OAL Point of Strength • Despite significant challenges associated with the Delta variant, • Four consecutive quarters of strong unit revenue performance compared to U.S. global peers. revenue continued to recover in 3Q21 Relative passenger Total revenue unit revenue performance (% of 2019) 1 (PRASM ) 13.30¢ 13.02¢ 12.32¢ 12.00¢ 11.02¢ 11.00¢ 9.60¢ 75.3% 8.42¢ 7.85¢ 7.63¢ 7.38¢ 62.5% 6.85¢ 37.9% 35.6% 26.6% 13.6% 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q20 1Q21 2Q21 3Q21 13 1 Source: Company reportsConfidential Revenue Performance vs. OAL Point of Strength • Despite significant challenges associated with the Delta variant, • Four consecutive quarters of strong unit revenue performance compared to U.S. global peers. revenue continued to recover in 3Q21 Relative passenger Total revenue unit revenue performance (% of 2019) 1 (PRASM ) 13.30¢ 13.02¢ 12.32¢ 12.00¢ 11.02¢ 11.00¢ 9.60¢ 75.3% 8.42¢ 7.85¢ 7.63¢ 7.38¢ 62.5% 6.85¢ 37.9% 35.6% 26.6% 13.6% 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q20 1Q21 2Q21 3Q21 13 1 Source: Company reports

Confidential AA’s Footprint is Well Poised for Changing Travel Patterns 1 American’s Market Share at Top 4 Hubs Dallas / Fort Worth Charlotte Others Others 8.9% 12.9% American Hubs Alaska Hubs 91.1% 87.1% JetBlue Focus Cities Philadelphia Miami • Mid continent hubs coupled with the Company’s regional footprint are well positioned to support Others Others travel to national parks, ski towns, Florida gulf coast 33.3% 32.8% – AA’s domestic network provides service to over 200 national parks, forests and monuments – Florida has 825 miles of accessible beaches and the most golf courses of any US state • DFW, PHX, CLT and MIA hubs provide service to 77 markets in the Caribbean, Mexico and Latin 66.7% 67.2% America • East and West coast footprint bolstered by recent partnerships with JetBlue and Alaska Airlines 14 1 Source: Respective airports’ annual reports. Based on respective fiscal 2020 year-ends (CLT and PHL 6/30/2020, DFW and MIA 9/30/2020.)Confidential AA’s Footprint is Well Poised for Changing Travel Patterns 1 American’s Market Share at Top 4 Hubs Dallas / Fort Worth Charlotte Others Others 8.9% 12.9% American Hubs Alaska Hubs 91.1% 87.1% JetBlue Focus Cities Philadelphia Miami • Mid continent hubs coupled with the Company’s regional footprint are well positioned to support Others Others travel to national parks, ski towns, Florida gulf coast 33.3% 32.8% – AA’s domestic network provides service to over 200 national parks, forests and monuments – Florida has 825 miles of accessible beaches and the most golf courses of any US state • DFW, PHX, CLT and MIA hubs provide service to 77 markets in the Caribbean, Mexico and Latin 66.7% 67.2% America • East and West coast footprint bolstered by recent partnerships with JetBlue and Alaska Airlines 14 1 Source: Respective airports’ annual reports. Based on respective fiscal 2020 year-ends (CLT and PHL 6/30/2020, DFW and MIA 9/30/2020.)

Confidential New Innovative Partnerships Prior to COVID-19, American made several significant network enhancements through new codeshare agreements with GOL, Alaska Airlines and Qatar Airways. In July 2020, American announced an additional partnership with JetBlue to enhance 1 connectivity in the US northeast 1 Subject to antitrust complaint by the US Department of Justice and joined by Attorneys General from six states and the District of Columbia. American believes the complaint is without merit and will 15 defend itself vigorously. 2 The intended GOL investments and codeshare agreements are subject to definitive documentation and any required governmental and regulatory approvalsConfidential New Innovative Partnerships Prior to COVID-19, American made several significant network enhancements through new codeshare agreements with GOL, Alaska Airlines and Qatar Airways. In July 2020, American announced an additional partnership with JetBlue to enhance 1 connectivity in the US northeast 1 Subject to antitrust complaint by the US Department of Justice and joined by Attorneys General from six states and the District of Columbia. American believes the complaint is without merit and will 15 defend itself vigorously. 2 The intended GOL investments and codeshare agreements are subject to definitive documentation and any required governmental and regulatory approvals

Confidential Our Commitment To Sustainability • American Airlines is the first North American airline to commit to a science-based target for reducing greenhouse gas emissions by 2035, supporting its existing commitment to reach net-zero emissions by 2050 • Anchor partner to Breakthrough Energy Catalyst, investing $100 million in a groundbreaking collaborative effort to accelerate the clean energy technologies necessary for achieving a net zero economy Our goals Our initiatives Our partnerships ® All oneworld member airlines Investing in Sustainable New partnership with Cool Effect to coMit to net zero carbon Aviation Fuel reduce our carbon footprint emissions by 2050 Fuel conservation in our Lead the industry on its path to operations Purchasing sustainable aviation decarbonization fuel Fleet renewal Science based target for We are the first major U.S. carrier reducing greenhouse gas to begin the IEnVA certification New technology to help us emissions by 2035 process operate more efficiently Source 2.5 million gigajoules of cost-competitive renewable Expanding our use of Building more energy efficient energy by 2025 renewable energy facilities 16Confidential Our Commitment To Sustainability • American Airlines is the first North American airline to commit to a science-based target for reducing greenhouse gas emissions by 2035, supporting its existing commitment to reach net-zero emissions by 2050 • Anchor partner to Breakthrough Energy Catalyst, investing $100 million in a groundbreaking collaborative effort to accelerate the clean energy technologies necessary for achieving a net zero economy Our goals Our initiatives Our partnerships ® All oneworld member airlines Investing in Sustainable New partnership with Cool Effect to coMit to net zero carbon Aviation Fuel reduce our carbon footprint emissions by 2050 Fuel conservation in our Lead the industry on its path to operations Purchasing sustainable aviation decarbonization fuel Fleet renewal Science based target for We are the first major U.S. carrier reducing greenhouse gas to begin the IEnVA certification New technology to help us emissions by 2035 process operate more efficiently Source 2.5 million gigajoules of cost-competitive renewable Expanding our use of Building more energy efficient energy by 2025 renewable energy facilities 16

Q3 2021 Earnings Update • Operations: During the summer, the Company executed on the largest and fastest operational ramp-up in its history as a response to recovering demand. Despite ramp-up related challenges, the Company took several corrective actions and saw continuous improvement through the quarter. Operationally, the Company recorded its best September in its history since the merger as defined by completion factor (99%), on-time departures (76.6%), and on time arrivals (86.2%). The Company expects this trend to continue in October • Capacity: During the third quarter, the Company flew 61.1 billion total available seat miles, down 19.4% versus the third quarter of 2019. The Company is planning for a robust peak travel period in the fourth quarter and presently expects to fly 62.0 billion ASMs on a peak of more than 6,000 flights per day • Revenue: The Company reported total revenue of approximately $9.0 billion for its third quarter, down approximately 25% versus the third quarter of 2019 1 • CASM : The Company reported third quarter CASM excluding fuel and net special items of 12.24 cents, up approximately 11% compared to the third quarter of 2019 • Fuel: The Company paid $2.07 per gallon of jet fuel and consumed 941 million gallons during the third quarter of 2021 • Net Profit: The Company reported a GAAP net profit in the third quarter of $169 million • Liquidity: The Company ended the third quarter with approximately $18 billion in total available liquidity, which includes the impact of the Company's prepayment of $950 million of its spare parts term loan facility made during the quarter 17 1 CASM excluding fuel and net special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation in Company filings.Q3 2021 Earnings Update • Operations: During the summer, the Company executed on the largest and fastest operational ramp-up in its history as a response to recovering demand. Despite ramp-up related challenges, the Company took several corrective actions and saw continuous improvement through the quarter. Operationally, the Company recorded its best September in its history since the merger as defined by completion factor (99%), on-time departures (76.6%), and on time arrivals (86.2%). The Company expects this trend to continue in October • Capacity: During the third quarter, the Company flew 61.1 billion total available seat miles, down 19.4% versus the third quarter of 2019. The Company is planning for a robust peak travel period in the fourth quarter and presently expects to fly 62.0 billion ASMs on a peak of more than 6,000 flights per day • Revenue: The Company reported total revenue of approximately $9.0 billion for its third quarter, down approximately 25% versus the third quarter of 2019 1 • CASM : The Company reported third quarter CASM excluding fuel and net special items of 12.24 cents, up approximately 11% compared to the third quarter of 2019 • Fuel: The Company paid $2.07 per gallon of jet fuel and consumed 941 million gallons during the third quarter of 2021 • Net Profit: The Company reported a GAAP net profit in the third quarter of $169 million • Liquidity: The Company ended the third quarter with approximately $18 billion in total available liquidity, which includes the impact of the Company's prepayment of $950 million of its spare parts term loan facility made during the quarter 17 1 CASM excluding fuel and net special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation in Company filings.

3. Collateral Summary 18

Aircraft Collateral Summary – Appraisal Values 1 Base Value Narrow / Wide / Projected Delivery Aircraft Number Aircraft Type Registration Number MSN Regional Date AISI BK mba LMM ($mm) 1 10692 A321neo Narrowbody N444UW January 2022 $59,190,000 $62,204,930 $60,370,000 $60,370,000 2 A321neo Narrowbody N446AN 10770 January 2022 $59,190,000 $62,204,930 $60,370,000 $60,370,000 3 10728 A321neo Narrowbody N445AA February 2022 $59,290,000 $62,302,668 $60,420,000 $60,420,000 4 A321neo Narrowbody N447AN 10705 February 2022 $59,290,000 $62,302,668 $60,420,000 $60,420,000 5 A321neo Narrowbody N448AN 10738 February 2022 $59,290,000 $62,302,668 $60,420,000 $60,420,000 6 10747 A321neo Narrowbody N449AN March 2022 $59,390,000 $62,400,406 $60,470,000 $60,470,000 7 A321neo Narrowbody N450AN TBD March 2022 $59,390,000 $62,400,406 $60,470,000 $60,470,000 8 TBD A321neo Narrowbody N451AN March 2022 $59,390,000 $62,400,406 $60,470,000 $60,470,000 9 A321neo Narrowbody N452AN TBD March 2022 $59,390,000 $62,400,406 $60,470,000 $60,470,000 10 A321neo Narrowbody TBD March 2022 N454AL $59,390,000 $62,400,406 $60,470,000 $60,470,000 11 A321neo Narrowbody N453AA 10811 April 2022 $59,480,000 $62,498,145 $60,520,000 $60,520,000 12 A321neo Narrowbody N455AN TBD April 2022 $59,480,000 $62,498,145 $60,520,000 $60,520,000 13 TBD A321neo Narrowbody N456AN May 2022 $59,580,000 $62,595,883 $60,570,000 $60,570,000 14 A321neo Narrowbody N457AM TBD June 2022 $59,680,000 $62,693,621 $60,620,000 $60,620,000 15 TBD A321neo Narrowbody N458AL June 2022 $59,680,000 $62,693,621 $60,620,000 $60,620,000 16 A321neo Narrowbody N459AN TBD June 2022 $59,680,000 $62,693,621 $60,620,000 $60,620,000 17 A321neo Narrowbody N460AN TBD July 2022 $59,780,000 $62,791,360 $60,670,000 $60,670,000 18 A321neo Narrowbody N461AN TBD August 2022 $59,880,000 $62,889,098 $60,710,000 $60,710,000 19 A321neo Narrowbody N462AA TBD August 2022 $59,880,000 $62,889,098 $60,710,000 $60,710,000 20 A321neo Narrowbody N463AA TBD September 2022 $59,970,000 $62,986,836 $60,760,000 $60,760,000 21 A321neo Narrowbody N464AA TBD September 2022 $59,970,000 $62,986,836 $60,760,000 $60,760,000 22 ERJ 175 LR Regional October 2020 $28,601,258 $27,840,419 N293NN 17000844 $26,090,000 $28,830,000 23 ERJ 175 LR Regional N298FR 17000845 October 2020 $26,000,000 $28,533,127 $28,830,000 $27,787,709 24 ERJ 175 LR Regional N299JJ 17000847 November 2020 $26,060,000 $28,688,358 $29,000,000 $27,916,119 25 $28,706,683 $27,932,228 ERJ 175 LR Regional N300LK 17000848 November 2020 $26,090,000 $29,000,000 26 ERJ 175 LR Regional N302RN 17000849 December 2020 $26,140,000 $28,863,794 $29,180,000 $28,061,265 Total $1,380,640,000 $1,456,929,378 $1,416,270,000 $1,410,967,740 1. The appraised value of each aircraft set forth above is the lesser of the average and median appraised value of each such aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten 19 Beyer & Agnew, Inc. (“mba”). The appraised values provided by AISI, BK and mba are presented as of October 1, 2021. In the case of existing aircraft, such appraisals indicate the appraised base value of such aircraft adjusted to reflect the maintenance status of such aircraft or otherwise take such maintenance status into account at the time of the related appraisal. In the case of the aircraft not yet delivered to American, the appraisals indicate the appraised base value projected as of the scheduled delivery month and year for such aircraft at the time of the related appraisal..Aircraft Collateral Summary – Appraisal Values 1 Base Value Narrow / Wide / Projected Delivery Aircraft Number Aircraft Type Registration Number MSN Regional Date AISI BK mba LMM ($mm) 1 10692 A321neo Narrowbody N444UW January 2022 $59,190,000 $62,204,930 $60,370,000 $60,370,000 2 A321neo Narrowbody N446AN 10770 January 2022 $59,190,000 $62,204,930 $60,370,000 $60,370,000 3 10728 A321neo Narrowbody N445AA February 2022 $59,290,000 $62,302,668 $60,420,000 $60,420,000 4 A321neo Narrowbody N447AN 10705 February 2022 $59,290,000 $62,302,668 $60,420,000 $60,420,000 5 A321neo Narrowbody N448AN 10738 February 2022 $59,290,000 $62,302,668 $60,420,000 $60,420,000 6 10747 A321neo Narrowbody N449AN March 2022 $59,390,000 $62,400,406 $60,470,000 $60,470,000 7 A321neo Narrowbody N450AN TBD March 2022 $59,390,000 $62,400,406 $60,470,000 $60,470,000 8 TBD A321neo Narrowbody N451AN March 2022 $59,390,000 $62,400,406 $60,470,000 $60,470,000 9 A321neo Narrowbody N452AN TBD March 2022 $59,390,000 $62,400,406 $60,470,000 $60,470,000 10 A321neo Narrowbody TBD March 2022 N454AL $59,390,000 $62,400,406 $60,470,000 $60,470,000 11 A321neo Narrowbody N453AA 10811 April 2022 $59,480,000 $62,498,145 $60,520,000 $60,520,000 12 A321neo Narrowbody N455AN TBD April 2022 $59,480,000 $62,498,145 $60,520,000 $60,520,000 13 TBD A321neo Narrowbody N456AN May 2022 $59,580,000 $62,595,883 $60,570,000 $60,570,000 14 A321neo Narrowbody N457AM TBD June 2022 $59,680,000 $62,693,621 $60,620,000 $60,620,000 15 TBD A321neo Narrowbody N458AL June 2022 $59,680,000 $62,693,621 $60,620,000 $60,620,000 16 A321neo Narrowbody N459AN TBD June 2022 $59,680,000 $62,693,621 $60,620,000 $60,620,000 17 A321neo Narrowbody N460AN TBD July 2022 $59,780,000 $62,791,360 $60,670,000 $60,670,000 18 A321neo Narrowbody N461AN TBD August 2022 $59,880,000 $62,889,098 $60,710,000 $60,710,000 19 A321neo Narrowbody N462AA TBD August 2022 $59,880,000 $62,889,098 $60,710,000 $60,710,000 20 A321neo Narrowbody N463AA TBD September 2022 $59,970,000 $62,986,836 $60,760,000 $60,760,000 21 A321neo Narrowbody N464AA TBD September 2022 $59,970,000 $62,986,836 $60,760,000 $60,760,000 22 ERJ 175 LR Regional October 2020 $28,601,258 $27,840,419 N293NN 17000844 $26,090,000 $28,830,000 23 ERJ 175 LR Regional N298FR 17000845 October 2020 $26,000,000 $28,533,127 $28,830,000 $27,787,709 24 ERJ 175 LR Regional N299JJ 17000847 November 2020 $26,060,000 $28,688,358 $29,000,000 $27,916,119 25 $28,706,683 $27,932,228 ERJ 175 LR Regional N300LK 17000848 November 2020 $26,090,000 $29,000,000 26 ERJ 175 LR Regional N302RN 17000849 December 2020 $26,140,000 $28,863,794 $29,180,000 $28,061,265 Total $1,380,640,000 $1,456,929,378 $1,416,270,000 $1,410,967,740 1. The appraised value of each aircraft set forth above is the lesser of the average and median appraised value of each such aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten 19 Beyer & Agnew, Inc. (“mba”). The appraised values provided by AISI, BK and mba are presented as of October 1, 2021. In the case of existing aircraft, such appraisals indicate the appraised base value of such aircraft adjusted to reflect the maintenance status of such aircraft or otherwise take such maintenance status into account at the time of the related appraisal. In the case of the aircraft not yet delivered to American, the appraisals indicate the appraised base value projected as of the scheduled delivery month and year for such aircraft at the time of the related appraisal..

1 Collateral Breakdown Aircraft by Type Manufacturer New Deliveries / In-Service Aircraft ERJ 175 LR, RJ 10% In-service 10% 10% A321neo, NB 90% New 90% 90% 2 By Delivery Date: 0.10 Years Average Age LMM ($mm) A321neo ERJ 175 LR $350 $300 $250 $200 $150 $100 $50 $- Oct-20 Nov-20 Dec-20 Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 1. Weighted by the LMM of the maintenance adjusted appraised values of the aircraft as appraised by AISI, BK and mba, as of October 1, 2021. 20 2. All future delivery dates are projected1 Collateral Breakdown Aircraft by Type Manufacturer New Deliveries / In-Service Aircraft ERJ 175 LR, RJ 10% In-service 10% 10% A321neo, NB 90% New 90% 90% 2 By Delivery Date: 0.10 Years Average Age LMM ($mm) A321neo ERJ 175 LR $350 $300 $250 $200 $150 $100 $50 $- Oct-20 Nov-20 Dec-20 Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 1. Weighted by the LMM of the maintenance adjusted appraised values of the aircraft as appraised by AISI, BK and mba, as of October 1, 2021. 20 2. All future delivery dates are projected

Confidential Youngest Fleet of the Network Airlines 1. As part of American’s current initiative to right size the fleet and 1 Mainline Fleet Breakdown by Age cost structure, the Company accelerated the retirement of several mainline and regional subfleets: • 57% of American’s fleet is 10 years old or younger • Future fleet replacement needs are lower than peers 2. Permanent Retirements • Existing financings completed at attractive levels • 20 Embraer 190s • 15 Airbus A330-200s • 34 Boeing 757s • 19 Bombardier CRJ200s 57% • 17 Boeing 767s • 34 Embraer ERJs • 9 Airbus A330-300s 41% 37% 34% 32% 30% 3. These retirements remove operating complexity and bring forward 28% cost savings and efficiencies associated with operating fewer 22% 21% aircraft types: • Avoid significant future maintenance expense • Provide crew scheduling and training efficiencies 0-10 Years 10-20 Years 20+ Years American Delta United As a result of these retirements, the mainline fleet harmonized around B737 and A320 family narrowbodies and B777 and B787 family widebodies 1. 21 Source: Company filings and Cirium Fleets Analyzer Database. All data as of April 2021Confidential Youngest Fleet of the Network Airlines 1. As part of American’s current initiative to right size the fleet and 1 Mainline Fleet Breakdown by Age cost structure, the Company accelerated the retirement of several mainline and regional subfleets: • 57% of American’s fleet is 10 years old or younger • Future fleet replacement needs are lower than peers 2. Permanent Retirements • Existing financings completed at attractive levels • 20 Embraer 190s • 15 Airbus A330-200s • 34 Boeing 757s • 19 Bombardier CRJ200s 57% • 17 Boeing 767s • 34 Embraer ERJs • 9 Airbus A330-300s 41% 37% 34% 32% 30% 3. These retirements remove operating complexity and bring forward 28% cost savings and efficiencies associated with operating fewer 22% 21% aircraft types: • Avoid significant future maintenance expense • Provide crew scheduling and training efficiencies 0-10 Years 10-20 Years 20+ Years American Delta United As a result of these retirements, the mainline fleet harmonized around B737 and A320 family narrowbodies and B777 and B787 family widebodies 1. 21 Source: Company filings and Cirium Fleets Analyzer Database. All data as of April 2021

Aircraft Collateral Significance to American’s Fleet 1 • The Airbus A320 aircraft family comprises the largest portion (more than 30%) of American’s fleet – Notably, Airbus A321s, both ceo and neo, comprise ~18% of American’s fleet • The Embraer ERJ 175 LR aircraft underpins American’s network strategy, with a 14% share of American’s fleet • The young age of the underlying collateral speaks to the essentiality of the equipment to American’s overall route network, not only addressing the retirement of older, less efficient aircraft (i.e. 757s and 767s), but also to ongoing strategic capacity growth • Historically, American has maintained the youngest fleet among the US majors. American’s business plan contemplates continued investments in it’s improving the experiences of customers. The Airbus A321neo and Embraer ERJ 175 LR are among the aircraft that will enable American to execute on this strategy 2,3 2 Aircraft Type % of Total Fleet Average Fleet Age Collateral vs. Fleet Age 737 Max 8 2.9% 14 737-800 18.7% 18 11.6 12 777-200 3.2% 777-300 1.4% 10 16 787-8 1.7% 787-9 1.5% 8 6.7 A319 9.1% 14 A320 3.4% 6 A321ceo 15.1% 12 4 A321neo 2.6% CRJ700 9.9% 2 1.3 1 CRJ900 8.8% 10 0 E170 0.3% 0 ERJ 175 LR 13.7% Fleet A321neos E175s A321neo E175 8 ERJ-145 7.7% 2017 2018 2019 2020 2021 American’s Fleet AAL 2021-1 Delta United Southwest American 1. A320 family includes A319, A320, and A321 22 2. Source: Ascend as of October 2021 confidential 3. The percent of total fleet is based on the number of aircraft in the fleetAircraft Collateral Significance to American’s Fleet 1 • The Airbus A320 aircraft family comprises the largest portion (more than 30%) of American’s fleet – Notably, Airbus A321s, both ceo and neo, comprise ~18% of American’s fleet • The Embraer ERJ 175 LR aircraft underpins American’s network strategy, with a 14% share of American’s fleet • The young age of the underlying collateral speaks to the essentiality of the equipment to American’s overall route network, not only addressing the retirement of older, less efficient aircraft (i.e. 757s and 767s), but also to ongoing strategic capacity growth • Historically, American has maintained the youngest fleet among the US majors. American’s business plan contemplates continued investments in it’s improving the experiences of customers. The Airbus A321neo and Embraer ERJ 175 LR are among the aircraft that will enable American to execute on this strategy 2,3 2 Aircraft Type % of Total Fleet Average Fleet Age Collateral vs. Fleet Age 737 Max 8 2.9% 14 737-800 18.7% 18 11.6 12 777-200 3.2% 777-300 1.4% 10 16 787-8 1.7% 787-9 1.5% 8 6.7 A319 9.1% 14 A320 3.4% 6 A321ceo 15.1% 12 4 A321neo 2.6% CRJ700 9.9% 2 1.3 1 CRJ900 8.8% 10 0 E170 0.3% 0 ERJ 175 LR 13.7% Fleet A321neos E175s A321neo E175 8 ERJ-145 7.7% 2017 2018 2019 2020 2021 American’s Fleet AAL 2021-1 Delta United Southwest American 1. A320 family includes A319, A320, and A321 22 2. Source: Ascend as of October 2021 confidential 3. The percent of total fleet is based on the number of aircraft in the fleet

Airbus A321neo The Airbus A321neo is the leading narrowbody type in today’s market • A321neo will continue theA320 heritage of being one of the most marketable aircraft with compelling economics at top of the single-aisle market • Offers 15% fuel savings over A321-200 and a new design standard to accommodate up to 240 passengers • Backlog increased during 2020 by 30 aircraft and at the end of Q2 2021, it stood at 2,980 orders from almost 100 customers • Market upsizing fromA320 and 737-800/A320neo/MAX 8 size to the higher capacity 200-seaters is continuing 1 • Market values and lease rates remain stable – Market value to base value ratios for A321neo’s built in 2020 rose from 98% to 99% – Lease Rates remained constant at $0.355m for A321neo’s built in 2020 The Airbus A321neo in American’s fleet • American has 37x A321neo aircraft in service and an additional 82x A321neo aircraft on order • American’sA321neos are equipped with the Additional Center Tank (“ACT”) option, which facilitates enhanced payload delivery • American will operateA321neo primarily on high demand routes from hubs to major markets, and from Los Angeles and Phoenix to Hawaii Top 5 Operators & Lessors (In Service / On Order) 1 1 Operator # of Aircraft Lessors # of Aircraft 1 IndiGo 398 1 Air Lease Corporation 180 2 AirAsia 351 2 AerCap 133 3 3 Wizz Air 224 GECAS 117 4 4 VietJet Air 138 SMBC Aviation Capital 71 5 5 Delta Air Lines 125 China Aircraft Leasing Company 66 Total 1,236 Total 567 23 1. Source: Ascend Market Commentary as of 3Q 2021.Airbus A321neo The Airbus A321neo is the leading narrowbody type in today’s market • A321neo will continue theA320 heritage of being one of the most marketable aircraft with compelling economics at top of the single-aisle market • Offers 15% fuel savings over A321-200 and a new design standard to accommodate up to 240 passengers • Backlog increased during 2020 by 30 aircraft and at the end of Q2 2021, it stood at 2,980 orders from almost 100 customers • Market upsizing fromA320 and 737-800/A320neo/MAX 8 size to the higher capacity 200-seaters is continuing 1 • Market values and lease rates remain stable – Market value to base value ratios for A321neo’s built in 2020 rose from 98% to 99% – Lease Rates remained constant at $0.355m for A321neo’s built in 2020 The Airbus A321neo in American’s fleet • American has 37x A321neo aircraft in service and an additional 82x A321neo aircraft on order • American’sA321neos are equipped with the Additional Center Tank (“ACT”) option, which facilitates enhanced payload delivery • American will operateA321neo primarily on high demand routes from hubs to major markets, and from Los Angeles and Phoenix to Hawaii Top 5 Operators & Lessors (In Service / On Order) 1 1 Operator # of Aircraft Lessors # of Aircraft 1 IndiGo 398 1 Air Lease Corporation 180 2 AirAsia 351 2 AerCap 133 3 3 Wizz Air 224 GECAS 117 4 4 VietJet Air 138 SMBC Aviation Capital 71 5 5 Delta Air Lines 125 China Aircraft Leasing Company 66 Total 1,236 Total 567 23 1. Source: Ascend Market Commentary as of 3Q 2021.

A321neo is part of American’s ESG strategy 1. A321neo replacing 757-200s and A321ceo on 58 routes. 2. On average 28% CO2 saving per trip 3. Replacing 757s on these routes alone saved ~77k tonnes of CO2 Routes where A321neo 757-200 Frequencies A321neo generated CO2 CO2 (tonnes) per city pair replaced 757-200 in 2018 savings per trip savings saved ANC-DFW 238 24% 3,768 9 BOS-MIA 1 29% BOS-PHL 149 33% 505 CUN-PHX 92 28% 1,106 7,663 DCA-PHX 588 28% 183 DFW-LAS 24 29% DFW-MIA 252 29% 2,080 DFW-PHL 301 29% 2,775 1,444 DFW-PHX 216 29% 13,083 HNL-PHX 879 23% KOA-PHX 678 23% 10,053 27 LAS-PHL 2 27% 26 LAS-PHX 8 34% LAX-PHX 174 32% 664 LIH-PHX 664 23% 9,914 10,505 LIM-MIA 730 25% 13 MCO-PHX 1 28% OGG-PHX 901 23% 13,330 PHX-SAN 18 33% 61 115 PHX-SJD 20 30% Total CO2 savings 77,323 (tonnes) 24 1. Data: OAG American Airlines network for 2018 and 2021, only A321neo replacing 757 routes shown, Cirium Fleets analyser data, ACPER Typical airline rules and aircraft configuration, 100% Load FactorA321neo is part of American’s ESG strategy 1. A321neo replacing 757-200s and A321ceo on 58 routes. 2. On average 28% CO2 saving per trip 3. Replacing 757s on these routes alone saved ~77k tonnes of CO2 Routes where A321neo 757-200 Frequencies A321neo generated CO2 CO2 (tonnes) per city pair replaced 757-200 in 2018 savings per trip savings saved ANC-DFW 238 24% 3,768 9 BOS-MIA 1 29% BOS-PHL 149 33% 505 CUN-PHX 92 28% 1,106 7,663 DCA-PHX 588 28% 183 DFW-LAS 24 29% DFW-MIA 252 29% 2,080 DFW-PHL 301 29% 2,775 1,444 DFW-PHX 216 29% 13,083 HNL-PHX 879 23% KOA-PHX 678 23% 10,053 27 LAS-PHL 2 27% 26 LAS-PHX 8 34% LAX-PHX 174 32% 664 LIH-PHX 664 23% 9,914 10,505 LIM-MIA 730 25% 13 MCO-PHX 1 28% OGG-PHX 901 23% 13,330 PHX-SAN 18 33% 61 115 PHX-SJD 20 30% Total CO2 savings 77,323 (tonnes) 24 1. Data: OAG American Airlines network for 2018 and 2021, only A321neo replacing 757 routes shown, Cirium Fleets analyser data, ACPER Typical airline rules and aircraft configuration, 100% Load Factor

Embraer ERJ 175 LR • ERJ 175 LR is flying at 90% of pre-Covid levels, one of the strongest Range of Embraer ERJ 175 LR recoveries of all asset classes ‒ Only 9% are parked • American has 195 ERJ 175 LR aircraft in service and an additional 24 ERJ 175 LR aircraft on order • Only scope-compliant 70-76 seater in production • Lessor support for the aircraft type • The ERJ 175 LR is a key type of the four US Majors for their regional networks ‒ Has a larger cabin than the rival CRJ900 • Some ERJ 175 LR in 70-seater layout are being used to replace smaller CRJ700s Top 5 Operators & Lessors (In Service / On Order) Operators # of Aircraft Lessors # of Aircraft 1 Republic Airlines 319 1 Nordic Aviation Capital 28 2 SkyWest Airlines 221 2 GECAS 28 3 3 Falko 14 Envoy Air (American Subsidiary) 99 4 ALM – Aircraft Leasing & Mgmt. 8 4 Mesa Airlines 80 5 TrueNoord 6 5 Horizon Airlines 42 Total 84 Total 761 25 1. Source: Ascend Market Commentary as of 3Q 2021.Embraer ERJ 175 LR • ERJ 175 LR is flying at 90% of pre-Covid levels, one of the strongest Range of Embraer ERJ 175 LR recoveries of all asset classes ‒ Only 9% are parked • American has 195 ERJ 175 LR aircraft in service and an additional 24 ERJ 175 LR aircraft on order • Only scope-compliant 70-76 seater in production • Lessor support for the aircraft type • The ERJ 175 LR is a key type of the four US Majors for their regional networks ‒ Has a larger cabin than the rival CRJ900 • Some ERJ 175 LR in 70-seater layout are being used to replace smaller CRJ700s Top 5 Operators & Lessors (In Service / On Order) Operators # of Aircraft Lessors # of Aircraft 1 Republic Airlines 319 1 Nordic Aviation Capital 28 2 SkyWest Airlines 221 2 GECAS 28 3 3 Falko 14 Envoy Air (American Subsidiary) 99 4 ALM – Aircraft Leasing & Mgmt. 8 4 Mesa Airlines 80 5 TrueNoord 6 5 Horizon Airlines 42 Total 84 Total 761 25 1. Source: Ascend Market Commentary as of 3Q 2021.

Regional Strategy • As part of its ongoing fleet transformation initiative, AA has been investing in large regional jets that should result in an enhanced customer experience and a more efficient fleet better suited to the network • Yields in small domestic US markets that AA serves with regional aircraft are the highest in the world • In order to serve these highly profitable markets, AA operates flights under the American Eagle brand through three affiliates (PSA, Envoy, and Piedmont) and three third-party regional operators (Mesa, Republic, and Skywest) 2014 Fleet Breakdown 2021E Fleet Breakdown 465 328 238 Single Class RJ Dual Class RJ 107 2014 2021E 26 26Regional Strategy • As part of its ongoing fleet transformation initiative, AA has been investing in large regional jets that should result in an enhanced customer experience and a more efficient fleet better suited to the network • Yields in small domestic US markets that AA serves with regional aircraft are the highest in the world • In order to serve these highly profitable markets, AA operates flights under the American Eagle brand through three affiliates (PSA, Envoy, and Piedmont) and three third-party regional operators (Mesa, Republic, and Skywest) 2014 Fleet Breakdown 2021E Fleet Breakdown 465 328 238 Single Class RJ Dual Class RJ 107 2014 2021E 26 26

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